Putnam International Growth Fund, as of March 31, 2017 semi annual report

77Q1

Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule A amended as of October 27, 2016 Incorporated by Reference to Post Effective Amendment No. 171 to the Registrants Registration Statement filed on November 23, 2016.